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                                                           Exhibit 16

Schedule of Performance Quotations

     The yield and effective yield for the seven-day period ended
March 31, 1997 for the Treasurers' Government Money Market Fund were calculated as follows.

Yield

5.16 = (.000989135226 /1) * (365/7)


Effective Yield

5.29 = [(0.000989135226 + 1)365/7] - 1